SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive proxy statement.
[X]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Chase and J.P. Morgan will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Form 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov) and in J.P. Morgan's Definitive Proxy Statement referred to below.

J.P. Morgan has filed with the SEC a Definitive Proxy Statement on Schedule 14A relating to the proposed merger. Stockholders are advised to read the definitive proxy statement because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site (http://www.sec.gov). Copies of the definitive proxy statement and the SEC filings incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323).


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JPMorgan [GRAPHIC OMITTED]                               [GRAPHIC OMITTED] CHASE

News Release


For Immediate Release           Investor Contacts: John Borden, 212-270-7318
                                                   Ann Patton, 212-648-9445

                                Media Contacts:    Joe Evangelisti, 212-648-9589
                                                   Jon Diat, 212-270-5089


         J.P. Morgan and Chase Announce Quarterly Common Stock Dividend

New York, December 13, 2000 -J.P. Morgan & Co. Incorporated (NYSE: JPM) and The Chase Manhattan Corporation (NYSE: CMB) today announced that they are coordinating their dividend declarations and related record and payment dates for the fourth quarter of 2000 so that their stockholders will not receive two dividends, or fail to receive one dividend, for the fourth quarter of 2000 as a result of their planned merger.

J.P. Morgan and Chase currently anticipate that their merger will close on December 31, 2000. The closing is subject to shareholder approval at meetings scheduled for December 22, 2000 and to receipt of regulatory approvals.

J.P. Morgan's Board of Directors today declared a quarterly dividend of $1.00 per share on J.P. Morgan common stock for the quarter ending December 31, 2000, which dividend will be paid only if the proposed merger with Chase does not occur on December 31. If the dividend becomes payable, payment will be made on January 31, 2001, to stockholders of record at the close of business on January 5, 2001.

With today's actions, J.P. Morgan has aligned its dividend schedule with Chase's. Chase expects to pay a fourth quarter 2000 dividend on January 31, 2001 to common stockholders of record at the close of business on January 5, 2001 in the amount of $0.32 per share.

If the merger with Chase closes on December 31, 2000, J.P. Morgan will be merged into Chase and J.P. Morgan shareholders will automatically become shareholders of the new J.P. Morgan Chase & Co. at the effective time of the merger. This will entitle them to receive 3.7 shares of Chase common stock for every J.P. Morgan share held, and to receive Chase's 2000 fourth quarter dividend. Thus former J.P. Morgan shareholders would receive, for the fourth quarter of 2000, a dividend which would equate to $1.18 for each share of J.P. Morgan common stock.

If the merger with Chase is not effected on December 31, 2000, then J.P. Morgan will pay its customary dividend of $1.00 per share on January 31, 2001 to its shareholders of record as of the close of business on January 5, 2001.

J. P. Morgan shareholders who hold their shares in certificated form are reminded that they must surrender their J. P. Morgan certificates for exchange into J.P. Morgan Chase & Co. shares before they can receive dividends from J.P. Morgan Chase & Co. Upon completion of the merger, cash will be paid instead of fractional shares, and dividends will be paid on whole shares only. The exchange agent will send transmittal instructions and letters of transmittal to J.P. Morgan shareholders promptly after the merger is consummated.

In connection with the proposed transaction, Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement-prospectus with regard to the proposed merger and J.P. Morgan has filed a Definitive Proxy Statement on Schedule 14A with the SEC that also contains the joint proxy statement-prospectus. Stockholders are advised to read the joint proxy statement-prospectus because it contains important information. Stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement-prospectus and the SEC filings incorporated by reference in the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260,
Attention: Investor Relations (212-483-2323).


                                     # # #


JPMorgan [GRAPHIC OMITTED]

News Release

         J.P. Morgan Announces Quarterly Dividend for Preferred Shares

NEW YORK, December 13, 2000-The Board of Directors of J.P. Morgan & Co. Incorporated today declared a regular quarterly dividend on the Adjustable Rate Cumulative Preferred Stock, Series A (NYSE: JPM Pr A) at the rate of 5.00% per annum and in the amount of $1.25 per share for the quarter ending December 1, 2000, payable on December 29, 2000, to stockholders of record at the close of business on December 26, 2000.

A dividend was also declared on the Cumulative Preferred Stock, Series H (NYSE:
JPM Pr H) at the rate of 6.625% per annum and in the amount of $8.28125 (or the equivalent of $0.828125 per depositary share) for the quarter ending December 31, 2000, payable on December 29, 2000, to stockholders of record at the close of business on December 26, 2000.

Contact:

     J.P. Morgan & Co. Incorporated Press contact:
     Joe Evangelisti   212-648-9589